Exhibit 10.3

[ FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT]

This Agreement is made as of [•], 2008 by and between Open Acquisition Corp., with its principal executive offices at 70 East Sunrise Highway, Suite 411, Valley Stream, New York  11581 (the “Company”) and Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10312 (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended, No. 333-148921 (together with any registration statement filed pursuant to Rule 462(b), the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission;

WHEREAS, Deutsche Bank Securities Inc. (“Deutsche Bank”) is acting as the representative of the underwriters in the IPO (the “Underwriters”);

WHEREAS, the Company has agreed to issue and sell an aggregate of 3,500,000 warrants (the “Insider Warrants”) to Open Acq LLC (the “Sponsor”) and the Sponsor has agreed to purchase from the Company such Insider Warrants at the price of $1.00 per warrant in a private placement that will occur on or prior to the consummation of the IPO (the “Private Placement”);

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), an aggregate of $122,500,000 ($140,500,000 if the Underwriters’ over-allotment option is exercised in full), which is comprised of (i) the net proceeds of the IPO; (ii) the $3,500,000 received by the Company in exchange for its Insider Warrants pursuant to the Private Placement; and (iii) an additional $3,750,000 (or $4,312,500, if the Underwriters’ over-allotment option is exercised in full) of the proceeds of the IPO, representing a portion of the Underwriters’ deferred discount (the “Deferred Discount”) which Deutsche Bank has agreed to deposit in the Trust Account (as defined below) until such time as the Company consummates a Business Combination (as defined in the Certificate of Incorporation), will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company and the holders of the Company’s common stock, par value $0.0001 per share, included in the units of the Company’s securities issued in the IPO and Deutsche Bank.  The amount to be delivered to the Trustee will be referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, Deutsche Bank and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)           Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the “Trust Account”) established by the Trustee at a branch of [   ];

(b)           Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)           In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), having a maturity date of 180 days or less, or in any open ended investment company registered under the 1940 Act selected by the Company that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule 2a-7 promulgated under the 1940 Act, as determined by the Company;

(d)           Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)           Promptly notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)           Promptly supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to the Property held in the Trust Account or otherwise relating to the Trust Account;

(g)           Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Deutsche Bank to do so;

(h)           Render to the Company, and to such other persons as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i)           Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chairman of the Board and Chief Executive Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter; provided, however, that in the event that a Termination Letter has not been received by [•], 2010 or, if an extension is approved in accordance with the terms of the Certificate of Incorporation, the last day of the Extension Period (as defined therein) (the “Termination Date”), the Trust Account shall be liquidated and distributed in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the documents referred to therein.  The Trustee, upon consultation with and receipt of written instruction from the Company and Deutsche Bank, shall deliver a notice to Public

Stockholders of record as of the Termination Date, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of the Termination Date, to notify the Public Stockholders of such event and take such other actions as the Company and Deutsche Bank may direct to inform the Beneficiaries. Thereafter, the Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee.  The Trustee understands and agrees that, except as provided in this section and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stock vote in favor of the Business Combination.

2.	Limited Distributions of Income on Property.

(a)           Taxes. If there is any income or other federal, state or local tax obligation relating to the Property in the Trust Account as determined by the Company, then, from time to time, upon receipt by the Trustee of a written request signed on behalf of the Company by its Chairman of the Board and Chief Executive Officer (a “Tax Disbursement Letter”), the Trustee shall distribute such funds from the Trust Account as directed in the Tax Disbursement Letter and any other documents referred therein; to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall promptly, at the written instruction of the Company, liquidate such assets held in the Trust Account and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount requested by the Company in the Tax Disbursement Letter.  It is understood and agreed that the only duty of the Trustee with regard to this section is to follow the written instruction of the Company.

(b)           Working Capital. Upon written request from the Company in a form substantially similar to that attached hereto as Exhibit C, signed on behalf of the Company by its Chairman of the Board and Chief Executive Officer, from time to time, the Trustee shall distribute to the Company amounts necessary to fund the Company’s working capital requirements; provided that any amounts requested shall not exceed the aggregate amount of income earned on the Property through the last day of the month immediately preceding the Company’s request, net of taxes payable in respect of such income and amounts previously disbursed pursuant to Section 2(a) and this Section 2(b); and provided further that the total amount of disbursement made pursuant to this Section 2(b) shall not exceed $2,100,000 in the aggregate.

(c)           Satisfaction of Stockholder Conversion Rights. Upon the written request of the Company, the Trustee shall distribute to the paying agent designated by the Company amounts requested by the Company to satisfy the exercise of stockholder conversion rights in accordance with Section 6.6 of the Company’s Certificate of Incorporation in connection with an approval of an Extension Period to consummate a Business Combination.

(d)           Liquidation and Creditor Expenses. Upon receipt by the Trustee of a written instruction from the Company signed by its Chairman of the Board and Chief Executive Officer requesting distributions from the Trust Account in connection with a plan of dissolution and distribution, the Trustee shall distribute to the Company from the Property an amount up to $75,000 to pay for actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and distribution; provided that the Company shall certify to the Trustee that such amount does not exceed the aggregate amount of income earned on the Property through the last day of the month immediately preceding the Company’s request, net of taxes payable in respect of such income and amounts previously disbursed pursuant to Sections 2(a) and 2(b); and provided further that, at the time of making such request, the Company shall certify to the Trustee that it does not otherwise have available outside the Trust Account funds necessary to pay the expenses of liquidation and dissolution.

(e)           No Other Distributions. Except as provided in Section 1(i) and Sections 2(a), 2(b) 2(c) and 2(d), no other distributions from the Trust Account shall be permitted.

3.	Agreements and Covenants of the Company. The Company hereby agrees and covenants:

(a)           Instructions. To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board and Chief Executive Officer.  In addition, except with respect to its duties under Sections  2(a), 2(b), 2(c) and 2(d) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or Deutsche Bank shall promptly confirm such instructions in writing;

(b)           Indemnity. To hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld.  The Company may participate in such action with its own counsel;

(c)           Fees. To pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a), 2(b), 2(c) and 2(d) as set forth on Schedule A hereto, which fees shall be subject to modification by mutual agreement by the parties from time to time.  It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to

Section 2.  The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date.  The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund.  The Company shall not be responsible for any other fees or charges of the Trustee, except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d)           Inspector of Election.  In the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, an independent party designated by Deutsche Bank shall act as the inspector of election to certify the results of the stockholder vote;

(e)           Stockholder Vote.  In connection with any vote of the Company’s stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate of a firm not affiliated with the Company regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination;

(f)           Deferred Discount Notice.  Within five business days after Deutsche Bank’s over-allotment option (or any unexercised portion thereof) expires or is exercised in full, to provide the Trustee notice in writing (with a copy to Deutsche Bank) of the total amount of the Deferred Discount, which shall in no event be less than $3,750,000; and

(g)           Liquidation.  In connection with any liquidation of the Trust Account, not to direct the Trustee, as paying agent, to make any payment not specifically permitted under this Agreement.

4.	Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)           Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b)           Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;

(c)           Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d)           Change the investment of any Property, other than in compliance with Section 1(c);

(e)           Refund any depreciation in principal of any Property;

(f)           Assume that the authority of any person designated by the Company and/or Deutsche Bank to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or Deutsche Bank shall have delivered a written revocation of such authority to the Trustee;

(g)           The Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct.  The Trustee may rely conclusively on, and shall be protected in acting upon, any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h)           Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(i) hereof;

(i)           Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of  whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account in an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and

(j)           Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 2(a), 2(b), 2(c) and 2(d) above.

5.	Certain Rights Of Trustee.

(a)           Before the Trustee acts or refrains from acting, it may require an opinion of counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such opinion of counsel.  The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(b)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(c)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement; and

(d)           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, and it shall not be accountable for the Company’s use of the proceeds from the Trust Account.  Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

6.           Waiver of Claims against Trust Account.  The Trustee waives any right of set-off or any and all right, title, interest or claim of any kind (the “Claim”) that the Trustee may have against the Property held in the Trust Account, and hereby agrees not to seek recourse, reimbursement, set-off, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.  In the event that the Trustee has a Claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such Claim solely against the Company and not against the property held in the Trust Account.

7.	Termination. This Agreement shall terminate as follows:

(a)           If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b)           At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b) hereof.

8.	Miscellaneous.

(a)           Procedures for Funds Transfer.  The Company and the Trustee each acknowledge and agree that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel.  In executing funds transfers, the Trustee will rely upon all identifying information supplied to it by the Company, including account numbers or other identifying numbers of a Beneficiary, Beneficiary’s bank or intermediary bank and the Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number.

(b)           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, for agreements made and to be wholly performed within such state, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts (which may include counterparts delivered by email or facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(e)           Complete Agreement; Amendment; Waiver of Trial by Jury.  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders.  Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(f)            Consent to Jurisdiction.  The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder.  The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(g)           Notice; Consent; Requests.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven G. Nelson
Fax:  212-509 5150

if to the Company, to:

Open Acquisition Corp.
70 East Sunrise Highway, Suite 411
Valley Stream, New York  11581
Attn: Michael S. Liebowitz
Fax: [•]

In either case with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 E. 55th Street
New York, New York 10022
Attn: Robert L. Frome, Esq.
Fax: 212-451-2222

and:
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attn: Syndicate Manager
Fax: 212-797-9344

and:
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attn: General Counsel
Fax: 212-797-4561

and:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attn: Raymond B. Check, Esq.
Fax: 212-225-3999

(h)           This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Deutsche Bank.  This agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee.

(i)            Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(j)            The Trustee hereby consents to the inclusion of information relating to it in the Registration Statement and other materials relating to the IPO.

(k)           Each of the Company and the Trustee hereby acknowledges that Deutsche Bank is a third party beneficiary of this Agreement.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:	Steven G. Nelson
Title:	President, Chairman of the Board

OPEN ACQUISITION CORP.

By:
Name:	Michael S. Liebowitz
Title:	Chief Executive Officer

EXHIBIT A

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven G. Nelson
Fax:  212-509 5150

Re:           Trust Account No. [___________]  Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Open Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [_____________], 2008 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with __________________ (the “Target Business”) to consummate a business combination with Target Business (a “Business Combination”) on or about [INSERT DATE].  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

In accordance with Section 6.4 of the Amended and Restated Certificate of Incorporation of the Company, a majority of the outstanding shares of common stock issued in the Company’s IPO of securities (the “IPO Shares”) have voted for approval of such Business Combination, and Public Stockholders owning less than 40% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights described in Section 6.6 of the Amended and Restated Certificate of Incorporation of the Company.  In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of Trust Account No. ________________ (the “Trust Account”) to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Deutsche Bank shall direct in writing.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that all of the conditions to closing of the Business Combination have been satisfied and the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and; (ii) the Company shall deliver along with the oath and report of inspector of election certified by an independent inspector appointed by Deutsche Bank (collectively, the “Report”); and (iii) the Company and Deutsche Bank shall deliver to you joint written instructions with respect to the transfer of the funds, including the Deferred Discount and funds to be paid to Public Stockholders who exercised their conversion rights in connection with the Business Combination, held in the Trust Account (“Instructions”).  You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of counsel’s letter, the Report, and the Instructions in accordance with the terms of the Instructions.  In the

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event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and Deutsche Bank of the same and Deutsche Bank and the Company shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company and/or Deutsche Bank.  Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then, upon your receipt of written instruction signed by the Company and Deutsche Bank, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

OPEN ACQUISITION CORP.

By:
Howard M. Lorber Chairman of the Board

By:
Michael S. Liebowitz Chief Executive Officer

cc: Deutsche Bank Securities Inc.

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EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven G. Nelson
Fax:  212-509-5150

Re:           Trust Account No. [___________] Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Open Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ___________, 2008 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a target company prior to the Termination Date.  Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as promptly as practicable pro ratably to stockholders of record on the Termination Date.  You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Certificate of Incorporation.  You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds.  Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

OPEN ACQUISITION CORP.

By:
Howard M. Lorber Chairman of the Board

By:
Michael S. Liebowitz Chief Executive Officer

cc: Deutsche Bank Securities Inc.

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EXHIBIT C

[LETTERHEAD OF COMPANY]

[Insert Date]

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Cynthia Jordan and Francine West
Fax:  212-616 7620
Re: Trust Account No. [                    ] — Distribution of Income on Property

Ladies and Gentlemen:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between Open Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2008 (“Trust Agreement”), we are requesting for our working capital purposes that you deliver to us $______________ representing income earned and collected on the Property from ___________ to ___________.  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less any fees due the Trustee pursuant to Section 3(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company’s operating account at:

Bank:	[_______________]
ABA #:	[_______________]
Account Name:
Account Number:	[_______________]
Reference:	Distribution request

Very truly yours,

OPEN ACQUISITION CORP.

By:
Howard M. Lorber Chairman of the Board

By:
Michael S. Liebowitz Chief Executive Officer

cc: Deutsche Bank Securities Inc.

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EXHIBIT D

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company: Open Acquisition Corp. 70 East Sunrise Highway, Suite 411 Valley Stream, New York 11581 Attn: [•]	212-451-2300
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attn: Syndicate Manager	212-250-2500
Trustee: Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, N. Y. 10004 Attn: Frank Di Paolo	212-845-3270

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SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement

between Open Acquisition Corp. and
Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000
Transaction processing fee for disbursements to Company under Sections 2(a), 2(b), 2(c) and 2(d)	Deduction by Trustee from disbursement made to Company under Section 2	$250

Agreed:
Dated: [•], 2008

OPEN ACQUISITION CORP.

By:
Name: Howard M. Lorber Title: Chairman of the Board

By:
Name: Michael S. Liebowitz Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

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